Exhibit 99.1

PeerStream, Inc. Reports Third Quarter 2018 Results

NEW YORK, Nov. 08, 2018 (GLOBE NEWSWIRE) -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a global internet solutions provider driving adoption of emerging blockchain technologies, today announced financial and operational results for the third quarter of 2018 ended September 30, 2018.

Third Quarter 2018 Financial Highlights:

●	Total revenue of $6.7 million increased 12.8% as compared to the same period last year due to the Company’s new Business Solutions offerings and recognition of revenue from the technology services agreement with ProximaX Limited (“ProximaX”).

●	Business Solutions contract prepayments of approximately $4.8 million have been booked as deferred technology service revenue on the balance sheet at September 30, 2018 and will be recognized over the remaining term of the contract with ProximaX.

●	Net loss was approximately $570 thousand for the third quarter ended September 30, 2018, a $1.4 million improvement when compared to a net loss of approximately $2.0 million for the third quarter ended September 30, 2017. Net loss in the third quarter of 2018 was driven by a $576 thousand impairment loss on digital tokens received by the Company in connection with the ProximaX technology services agreement.

●	Adjusted EBITDA, a non-GAAP measure, was approximately $884 thousand for the quarter ended September 30, 2018, a significant increase of $2.0 million compared to an adjusted EBITDA loss of approximately $1.2 million in the comparable period last year.

●	As of September 30, 2018, PeerStream’s cash balances totaled $7.2 million with zero debt on the balance sheet.

Third Quarter 2018 Financial Overview (in thousands)

Current quarter compared to same quarter last year:

	Three Months Ended September 30,
	2018	2017	Change
GAAP Results (unaudited)
Subscription revenue	$4,907	$5,447	(9.9)%
Advertising revenue	331	480	(31.1)%
Technology service revenue	1,448	-	100.0%
Total revenues	$6,686	$5,927	12.8%

Net loss	$(570)	$(2,004)	(71.6)%
Net cash used in provided by operating activities	$(461)	$(1,281)	(64.0)%

Financial Metrics (unaudited)
Active subscribers (at period end)	150	168	(10.7)%
Subscription bookings	$4,690	$5,471	(14.3)%
Adjusted EBITDA (a non-GAAP measure)	$884	$(1,150)	N/A

Current year-to-date compared to same period last year:

	Nine Months Ended September 30,
	2018	2017	Change
GAAP Results (unaudited)
Subscription revenue	$15,318	$17,414	(12.0)%
Advertising revenue	967	1,472	(34.3)%
Technology service revenue	3,540	-	100.0%
Total revenues	$19,825	$18,886	5.0%

Net loss	$(3,243)	$(4,528)	(28.4)%
Net cash (used in) provided by operating activities	$3,301	$(660)	N/A

Financial Metrics (unaudited)
Active subscribers (at period end)	150	168	(10.7)%
Subscription bookings	$14,937	$17,209	(13.2)%
Adjusted EBITDA (a non-GAAP measure)	$2,007	$(1,881)	N/A

During the three months ended September 30, 2018, we executed key components of our objectives:

●	Continued to build the infrastructure for PeerStream Business Solutions through the addition of internal business development resources, the initialization of marketing tactics and the augmentation of execution capabilities. PeerStream Business Solutions provides consulting, services and support related to blockchain technology adoption for corporate clients by leveraging the Company’s blockchain technology capabilities and proprietary software in development;

●	Advanced development of PeerStream Protocol (“PSP”), an open source, multimedia delivery protocol that is built on blockchain technology and is designed to increase privacy, security, scalability, and cost efficiency for real-time communication applications in such areas as video conferencing, messaging and workforce collaboration. PSP is our first blockchain-based software to be made available for license and is designed for third party developers and corporate clients. Already under license by ProximaX, PSP is currently on target for initial launch in Q1 of 2019; and

●	Made significant progress towards the Q4 2018 launch of a private beta version of Backchannel, our new secure video messaging service leveraging enhanced privacy benefits based on a decentralized blockchain-based architecture.

In addition, subsequent to quarter end, we signed a Master Services Agreement (“MSA”) with Chateaux Software Dev., Inc. (“Chateaux”), one of the leading enterprise blockchain solution development organizations, to expand the breadth of PeerStream’s service capabilities and client reach.

Alex Harrington, Chief Executive Officer, commented, “During the third quarter, we continued to build out the infrastructure and operations of our Business Solutions practice to ensure our service offerings are seamless as we follow up on a growing list of client leads and build a pipeline of projects. Subsequent to the quarter end, we signed an MSA with Chateaux, one of the leading enterprise blockchain solution development organizations and a partner with IBM Blockchain, Microsoft, and others. The MSA is expected to expand the breadth of our service capabilities and client reach to address the high growth market opportunity that we are pursuing in blockchain solutions for enterprise and public-sector clients. We expect that the MSA will support us as we bring on new customers for Business Solutions and continue our development work on our proprietary blockchain-based software.”

“During the third quarter, we also increased our marketing initiatives. We had a significant presence at the ’‘Blockchain East Summit & Tradeshow, Beyond Cryptocurrency: Exploring the Business of Blockchain,’’ where we hosted a booth and our Chief Technology Officer, Eric Sackowitz, was featured on the blockchain security panel. We look forward to more significant marketing activities and broadening our outreach to enhance PeerStream Business Solution’s brand recognition in the blockchain and professional services industry,” concluded Mr. Harrington.

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Near Term Business Objectives:

For the near term, PeerStream’s business objectives include:

●	advancing development of PSP, our multimedia delivery protocol that integrates with blockchain technology;

●	enhancing our PeerStream Business Solutions team and developing its resources and customer pipeline;

●	launching a private beta version of Backchannel, our new secure video messaging service leveraging enhanced privacy benefits based on a decentralized blockchain-based architecture;

●	growing our live video streaming entertainment business by increasing the content creator base and monetization for Camfrog Live, and extending this service to users of the Paltalk application;

●	seeking additional partnerships with blockchain-based companies to enhance the breadth of our technology platform and capabilities;

●	exploring strategic opportunities such as business partnerships and merger and acquisition opportunities, as well as strategic alternatives with respect to non-core assets;

●	continuing to take steps towards listing our common stock on a national securities exchange; and

●	continuing to defend our intellectual property.

Jason Katz, Chairman, President and Chief Operating Officer, added, “We believe that Camfrog’s industry-leading group video chat service has stimulated new user interest through the addition of live streaming entertainment, which we added late last year. We expect to extend this technology enhancement to offer a similar one-to-many live streaming video capability within our other major video chat application, Paltalk, by the end of 2018. We are also testing other live streaming formats, including a proprietary live trivia game called “Majority Rules,” as we work to add new applications to our product portfolio.”

Liquidity and Capital Resources

●	As of September 30, 2018, PeerStream’s cash balances totaled $7.2 million.

●	PeerStream continues to be long-term debt free.

●	Management believes the Company has sufficient working capital to fund operations, R&D and organic growth initiatives for at least the next twelve months.

Judy Krandel, Chief Financial Officer, commented, “We were pleased to show a 12.8% growth in revenue in the third quarter of 2018 reflecting the contribution of technology services revenue. Subscription revenue from our video properties was stable year-over-year, offset by a decline in subscription revenue primarily from dating assets. Our net loss decreased to $570 thousand in the third quarter, despite a $576 thousand impairment loss on digital tokens received by the Company in connection with the ProximaX technology services agreement. We reported adjusted EBITDA for the quarter of over $880 thousand. This year-over-year improvement reflects both the revenue contribution from PeerStream Business Solutions as well as a significant decrease in our expense base, a benefit of the cost reductions that we implemented in the second half of last year. Our cash balances remain strong at $7.2 million. Our work with ProximaX continues at a steady pace and we expect to complete all of the ProximaX deliverables under our technology services agreement by the summer of 2019. We believe that PeerStream continues to be well capitalized as we work to grow our business through the large market opportunity we’re pursuing in blockchain adoption.”

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Third Quarter Conference Call

PeerStream management will host a conference call and live webcast to discuss these results Thursday, November 8, 2018 at 4:30pm ET. To access the call, please dial 1-888-882-4478 (domestic) or 1-323-794-2591 (international). The conference call will also be webcast live on the Investor Relations section of the PeerStream website http:/www.peerstream.com/events-and-presentations/.

A replay of the webcast will be archived on the Investor Relations section of the PeerStream website beginning shortly after the call. A telephone replay of the call will also be available following the call starting at 12:00 noon Eastern Time until November 22, 2018, and may be accessed via telephone by dialing 1-844-512-2921 for the U.S. (or 1-412-317-6671 outside the United States) and entering pass code: 7885510.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a global internet solutions provider pioneering the real-world adoption of emerging blockchain technologies by developing software, services and applications for corporate clients and consumers. The Company’s Business Solutions group is able to provide advisory and implementation services to enterprise clients to help them meet strategic objectives using blockchain technology. PeerStream is also able to offer support to enterprise clients seeking to transition to blockchain-based technologies through the licensing of proprietary software such as PSP, a protocol for decentralized multimedia communications and live video streaming currently in development. For nearly twenty years, the Company has built and continues to operate innovative consumer apps, including Paltalk, one of the largest live video social communities, and Backchannel, a blockchain-based secure video messaging app expected to launch in private beta form in late 2018. PeerStream has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com.

To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively market and generate revenue from our new business solutions unit; our ability to generate and maintain active subscribers and to maintain engagement with our user base; development and acceptance of blockchain technologies and the continuing growth of the blockchain industry; the intense competition in the industries in which our business operates and our ability to effectively compete with existing competitors and new market entrants; legal and regulatory requirements related to us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency; our ability to develop functional new blockchain-based technologies that will be accepted by the marketplace, including PSP; our ability to obtain additional capital or financing to execute our business plan, including through offerings of debt or equity; our ability to develop, establish and maintain strong brands; the effects of current and future government regulation, including laws and regulations regarding the use of the internet, privacy and protection of user data and blockchain and cryptocurrency technologies; our ability to manage our partnerships and strategic alliances, including the resolution of any material disagreements and the ability of our partners to satisfy their obligations under these arrangements; our ability to effectively consummate one or more strategic alternatives with respect to our non-core properties; our reliance on our executive officers; and our ability to release new applications on schedule or at all, as well as our ability to improve upon existing applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts:

IR@peerstream.com

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PEERSTREAM, INC

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(569,567)	$(2,004,335)	$(3,243,237)	$(4,528,002)
Interest income, net	(28,603)	(7,765)	(48,313)	(39,643)
Other expense, net	-	-	-	17,910
Income tax provision (benefit)	(13,636)	-	1,864	-
Depreciation and amortization expense	507,264	522,988	1,555,778	1,618,911
Loss on disposal of property and equipment	-	-	-	17,074
Impairment loss on digital tokens	575,831	-	2,535,235	-
Stock-based compensation expense	413,082	338,856	1,205,682	1,033,143
Adjusted EBITDA	$884,371	$(1,150,256)	$2,007,009	$(1,880,607)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net loss adjusted to exclude interest expense (income), net, income tax expense, other income, net, depreciation and amortization expense, loss on disposal of property and equipment, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

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PEERSTREAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,217,354	$4,137,050
Credit card holdback receivable	99,643	140,789
Accounts receivable, net of allowance for doubtful accounts of $37,821 and $42,006, respectively	326,290	479,148
Prepaid expense and other current assets	503,154	228,296
Total current assets	8,146,441	4,985,283
Property and equipment, net	579,519	622,712
Goodwill	13,086,472	13,086,472
Intangible assets, net	2,656,879	3,920,443
Digital tokens	832,892	-
Other assets	115,861	149,537
Total assets	$25,418,064	$22,764,447
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,224,486	$2,374,253
Accrued expenses and other current liabilities	771,145	405,646
Deferred subscription revenue	2,173,290	2,553,826
Deferred technology service revenue	4,827,765	-
Total current liabilities	9,996,686	5,333,725
Total liabilities	9,996,686	5,333,725
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,888,679 shares and 6,881,794 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	6,889	6,882
Additional paid-in capital	19,580,800	18,346,914
Accumulated deficit	(4,166,311)	(923,074)
Total stockholders’ equity	15,421,378	17,430,722
Total liabilities and stockholders’ equity	$25,418,064	$22,764,447

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PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Subscription revenue	$4,906,640	$5,447,119	$15,317,865	$17,413,511
Advertising revenue	330,817	480,356	966,997	1,472,505
Technology service revenue	1,448,330	-	3,540,362	-
Total revenues	6,685,787	5,927,475	19,825,224	18,886,016
Costs and expenses:
Cost of revenue	1,190,061	1,228,198	3,581,794	3,753,522
Sales and marketing expense	1,383,567	1,944,488	4,266,434	6,310,931
Product development expense	1,978,285	2,217,777	6,052,098	6,635,561
General and administrative expense	2,169,849	2,549,112	6,679,349	6,735,737
Total costs and expenses	6,721,762	7,939,575	20,579,675	23,435,751
Loss from operations	(35,975)	(2,012,100)	(754,451)	(4,549,735)
Interest income, net	28,603	7,765	48,313	39,643
Other expense, net	-	-	-	(17,910)
Impairment loss on digital tokens	(575,831)	-	(2,535,235)	-
Loss before provision for income taxes	(583,203)	(2,004,335)	(3,241,373)	(4,528,002)
Benefit (provision) for income taxes	13,636	-	(1,864)	-
Net income (loss)	$(569,567)	$(2,004,335)	$(3,243,237)	$(4,528,002)
Net loss per share of common stock:
Basic and diluted	$(0.08)	$(0.31)	$(0.47)	(0.70)
Weighted average number of shares of common stock used in calculating net loss per share of common stock: Basic and diluted	6,886,051	6,452,292	6,883,575	6,449,572

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 PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,243,237)	$(4,528,002)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	292,214	355,348
Amortization of intangible assets	1,263,564	1,263,563
Loss on disposal of property and equipment	-	17,074
Stock-based compensation expense	1,205,682	1,033,143
Reconciliation of shares issued in stock-based compensation arrangement	1	-
Common stock issued for services	-	19,800
Cancellation of common stock	-	(1,716)
Bad debt expense	8,552	79,486
Digital tokens received as payment for services	(3,368,127)	-
Impairment loss on digital tokens	2,535,235	-
Changes in operating assets and liabilities:
Credit card holdback receivable	41,146	14,919
Accounts receivable	144,306	349,616
Prepaid expenses and other current assets	(274,858)	574,799
Other assets and other receivables	33,676	25,136
Accounts payable, accrued expenses and other current liabilities	215,732	575,510
Deferred subscription revenue	(380,536)	(438,953)
Deferred technology service revenue	4,827,765	-
Net cash provided by (used in) operating activities	3,301,115	(660,277)
Cash flows from investing activities:
Purchases of property and equipment	(249,021)	(214,277)
Return of Security Deposit	-	75,000
Net cash used in investing activities	(249,021)	(139,277)
Cash flows from financing activities:
Payments of capital lease obligations	-	(62,775)
Proceeds from issuance of common stock for stock option exercises	28,210	-
Net cash provided by (used in) financing activities	28,210	(62,775)
Net increase (decrease) in cash and cash equivalents	3,080,304	(862,329)
Balance of cash and cash equivalents at beginning of period	4,137,050	4,162,596
Balance of cash and cash equivalents at end of period	$7,217,354	$3,300,267
Supplemental disclosure of cash flow information:
Cash paid in interest	$-	$12,899
Cash paid for income taxes	$-	$26,210

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